Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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www.skadden.com

February 2, 2026

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California

Re:	Vaxcyte, Inc.

Public Offering of Common Stock

Ladies and Gentlemen:

We have acted as special United States counsel to Vaxcyte, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 12,650,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (including 1,650,000 shares of Common Stock subject to an option) (the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-279735) of the Company, relating to the Securities and other securities of the Company, filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated May 24, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated January 29, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Vaxcyte, Inc.

February 2, 2026

(d) the prospectus supplement, dated January 29, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated January 29, 2026 among the Company and BofA Securities, Inc., Jefferies LLC, Leerink Partners LLC and Evercore Group L.L.C. as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;

(f) an executed copy of a certificate of Mikhail Eydelman, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of January 16, 2026, and certified pursuant to the Secretary’s Certificate as being in effect as of January 29, 2026 and as of the date hereof;

(h) a copy of the Company’s Amended and Restated Bylaws (the “Bylaws”), as amended and certified pursuant to the Secretary’s Certificate as being in effect as of May 21, 2024, January 29, 2026 and as of the date hereof; and

(i) copies of certain resolutions of the Board of Directors, adopted on May 21, 2024, January 21, 2026 and January 29, 2026 and certain resolutions of the Pricing Committee thereof, adopted on January 29, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinions set forth in paragraph 1 below, we have assumed that (i) the Company received the consideration for the Securities set forth in the Transaction Document and the applicable board resolutions and (ii) the issuance of the Securities has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Certificate of Incorporation and the factual representations and warranties set forth in the Underwriting Agreement.

Vaxcyte, Inc.

February 2, 2026

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Document” means the Underwriting Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that the Transaction Document constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in the Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

Vaxcyte, Inc.

February 2, 2026

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, ( i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(f) we do not express any opinion whether the execution or delivery of the Transaction Document by the Company, or the performance by the Company of its obligations under the Transaction Document, including the sale of the Securities, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company; and

(g) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company’s issuance of the Securities does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments, and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock;

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations; and

(c) neither the execution and delivery by the Company of the Transaction Document nor the performance by the Company of its obligations thereunder required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

Vaxcyte, Inc.

February 2, 2026

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH